UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2025

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PKG	New York Stock Exchange

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 7, 2025, Packaging Corporation of America (“PCA”) held its 2025 Annual Meeting of Stockholders, at which the following proposals were voted upon and approved by PCA’s stockholders:

(a)	Election of Directors. Voting results are summarized as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Vote
Cheryl K. Beebe	69,338,428	5,275,498	174,806	6,800,696
Duane C. Farrington	74,563,600	174,570	100,562	6,800,696
Karen E. Gowland	73,460,518	1,226,083	152,131	6,800,696
Donna A. Harman	74,568,593	174,532	95,607	6,800,696
Mark W. Kowlzan	70,120,526	4,615,493	102,713	6,800,696
Robert C. Lyons	72,035,745	2,702,555	100,432	6,800,696
Samuel M. Mencoff	67,098,598	5,707,833	2,032,301	6,800,696
Roger B. Porter	64,959,709	7,842,625	2,036,398	6,800,696
Thomas S. Souleles	71,181,010	3,552,040	105,682	6,800,696
Paul T. Stecko	72,000,522	2,736,586	101,624	6,800,696

(b)  Ratification of Independent Registered Public Accounting Firm. The audit committee’s appointment of KPMG LLP as PCA’s independent registered public accounting firm was ratified by the following vote: 80,335,918 votes for, 1,214,521 votes against, and 88,989 abstentions.

(c) Approval of PCA’s Executive Compensation: 69,405,053 votes for, 4,174,407 votes against, 1,259,272 abstentions and 6,800,696 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

By:	/s/ Kent A. Pflederer
Executive Vice President and Chief Financial Officer

Date: May 12, 2025